(Front Cover Page)

MAINE PUBLIC SERVICE COMPANY

209 STATE STREET, PO BOX 1209

PRESQUE ISLE, MAINE 04769-1209

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 14, 2002

April 4, 2002

To the Common Stockholders of

MAINE PUBLIC SERVICE COMPANY

Notice is hereby given that the Annual Meeting of the Stockholders of Maine Public Service Company will be held at the principal office of the Company, 209 State Street, Presque Isle, Maine, on Tuesday, May 14, 2002, at 10:00 a.m. (Eastern Daylight Time), for the following purposes:

1. Electing four members of the Board of Directors to serve until the Annual Meeting of the Stockholders in 2005, or until their successors are elected and qualified.

2. Acting upon the establishment of a Stock Option Plan to designated employees of the Company and its Subsidiaries.

3. Acting upon any and all other matters in connection with or for the purpose of effecting the foregoing, or as otherwise may properly come before the Meeting or any and all adjournments thereof.

Further information regarding voting rights and the business to be transacted at the Meeting is given in the annexed Proxy Statement.

Only Common Stockholders of record on the stock transfer books of the Company at the close of business on March 29, 2002, will be entitled to vote at the Meeting. Stockholders who are unable to attend the Meeting in person and wish to have their stock voted are requested to sign, date and return promptly the accompanying Proxy.

Your continued interest as a stockholder in the affairs of your Company, its growth and development is genuinely appreciated by the officers and personnel who serve you.

By Order of the Board of Directors,

Larry E. LaPlante

Clerk

PROXY STATEMENT

MAINE PUBLIC SERVICE COMPANY

209 STATE STREET, PO BOX 1209

PRESQUE ISLE, MAINE 04769-1209

ANNUAL MEETING OF STOCKHOLDERS, MAY 14, 2002

April 4, 2002

PROXY AND SOLICITATION

The accompanying Proxy is solicited on behalf of the Board of Directors of Maine Public Service Company (the "Company") for use at the Annual Meeting of the Stockholders to be held at the principal office of the Company, 209 State Street, Presque Isle, Maine, on Tuesday, May 14, 2002, at 10:00 a.m. (Eastern Daylight Time), and at any and all adjournments thereof, for the purposes set forth in the Notice of said meeting annexed hereto and incorporated herein by this reference. This Proxy Statement and accompanying Proxy has been sent to all stockholders entitled to vote at the Annual Meeting on or about April 4, 2002.

The cost of soliciting proxies is to be borne by the Company. The Company has retained Georgeson Shareholder, 111 Commerce Road, Carlstadt, NJ 07072-2586 to assist in the solicitation of proxies at an estimated cost of $4,000 plus reasonable out-of-pocket expenses. The Company will, upon request, pay brokers and other persons holding stock in their names or in the names of nominees their expenses for sending proxy material to principals and obtaining their proxies. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or by telegraph by certain of the Company's employees without compensation therefor.

Stockholders who execute proxies retain the right to revoke them at any time before they are voted by submitting a written statement to the Clerk of the Company, by submitting a duly executed Proxy bearing a later date or by appearing in person at the meeting. A Proxy in the accompanying form when it is returned properly executed will be voted at the meeting.

COMMON STOCK OUTSTANDING AND VOTING RIGHTS

On March 29, 2002 (the "record date"), the Company had outstanding 1,573,638 shares of Common Stock (exclusive of 293,612 shares of Treasury Stock which is not entitled to vote). The Common Stock (holders of which are herein occasionally referred to as the "Stockholders") is the only class of stock entitled to vote at this meeting and all the holders thereof are entitled to one vote for each share held on all matters, except that in the election of Directors, each Common Stockholder upon proper notice is entitled to cumulative voting (each Common Stockholder being entitled to as many votes as shall equal the number of shares held on the record date multiplied by the number of Directors to be elected, and each Stockholder may cast all of such votes for a single Director or distribute them among the total number of Directors to be elected or among any number of such Directors as such Stockholder may see fit). Only Common Stockholders of record on the stock transfer books of the Company at the close of business on the record date will be entitled to vote at the meeting.

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As of December 31, 2001, the following companies each beneficially owned 5% or more of the Company's Common Stock:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	85,000	5.4%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	83,100	5.3%
Prudential Financial, Inc. 751 Broad Street Newark, NJ 07102-3777	78,800	5.0%

As of March 1, 2002, the named directors and executive officers of the Company, individually and as a group, beneficially owned the following class of the Company's Common Stock:

Name of Beneficial Owner	Position	Number of Shares (1) Beneficially owned
Robert E. Anderson	Director	1,159
Paul R. Cariani	President and Chief Executive Officer	1,331.5
D. James Daigle	Director	659
Richard G. Daigle	Director	789
J. Gregory Freeman	Director	659
Deborah L. Gallant	Director	659
Nathan L. Grass	Director	673
G. Melvin Hovey	Chairman of the Board	3,359 (2)
J. Paul Levesque	Director	659
Lance A. Smith	Director	500
Larry E. LaPlante	Vice President, Treasurer, Chief Financial Officer, Secretary and Clerk	542.4
	All Directors and Officers as a Group (Eleven)	10,989.9

(1) The Directors and Officers as a group own in the aggregate less than 1% of the Company's outstanding Common Stock.

(2) 1,650 of these shares are held by Mr. Hovey's spouse. Mr. Hovey disclaims beneficial ownership of all such shares.

None of the persons listed above own beneficially, directly or indirectly, any of the securities of the Company's Subsidiaries, Maine and New Brunswick Electrical Power Company, Limited, or Energy Atlantic, LLC.

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ELECTION OF DIRECTORS

The shares represented by the proxies which are executed and returned without direction will be voted at the meeting for the election as Directors of the persons named as nominees in the table set forth below but, in the event that Directors are to be elected by cumulative voting, in the discretion of the proxy holders as to the manner in which the votes represented thereby will be distributed among such nominees. All of the nominees have indicated their willingness to serve as Director until the expiration of their respective terms and until their successors shall have been duly chosen and qualified.

Should any of the nominees for the office of Director become unable to accept a nomination or election (which is not anticipated), it is intended that the persons named in the accompanying form of proxy will vote for the election of such other person as the Board of Directors may recommend in the place of such nominee. Nominees for Director who receive the greatest number of votes by Common Stockholders entitled to vote, even though not a majority of votes cast, shall be elected. Therefore, abstentions and broker non-votes have no effect on the election of Directors.

The Company currently has ten Directors, of which four have a term of office that will expire with the forthcoming Annual Meeting on May 14, 2002. The Company's Restated Articles of Incorporation (the "Articles") authorize the Board of Directors or the Stockholders to fix the number of Directors from time to time, provided that such number shall not be less than nine nor more than eleven. In accordance with the Articles, the Board of Directors has fixed the number of Directors at ten. Donald F. Collins, who served as a Director since 1979, retired as of the Company's 2001 Annual Meeting. On January 4, 2002, the Board appointed Lance A. Smith to the Company's Board of Directors to serve until the 2002 Annual Meeting of Stockholders.

The Board is divided into three classes of directorships, with directors in each class serving staggered three-year terms. One class is elected each year for a three-year term. The class whose term will expire at the 2002 Annual Meeting consists of four nominees, all of whom are now Directors of the Company. Therefore, the Stockholders are asked to elect Messrs. D. J. Daigle, Hovey, and Smith, and Ms. Gallant, all of whom have been duly nominated by the Board of Directors, to serve a term of office until the 2005 Annual Meeting of Stockholders and their respective successors have been elected and qualified.

DIRECTORS AND NOMINEES
Name and Business Experience for Last 5 Years	Age	Year First Elected Director
(Nominees for terms expiring in 2005)
D. JAMES DAIGLE (2) (3) President D & D Management Co. Orlando, Florida	66	1973
DEBORAH L. GALLANT (3) (5) President & CEO, D. Gallant Management Associates (Management Consultants) Portland, Maine	49	1994
G. MELVIN HOVEY (1) (4) (6) Chairman of the Board Presque Isle, Maine	72	1981
LANCE A. SMITH (x) President and Co-owner Smith Farms, Inc. Presque Isle, Maine	50	2002

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Name and Business Experience for Last 5 Years	Age	Year First Elected Director
(Directors whose terms expire in 2004)
PAUL R. CARIANI (1) President of the Company Presque Isle, Maine	61	1992
RICHARD G. DAIGLE (2) (3) President, Daigle Oil Company Fort Kent, Maine	54	1994
J. GREGORY FREEMAN (5) (6) President and Chief Executive Officer Pepsi-Cola Bottling Company of Aroostook, Inc. Presque Isle, Maine On November 29, 2001, the Pepsi-Cola Bottling Company of Aroostook, Inc., pursuant to Chapter 11 of the U. S. Bankruptcy Code, filed a petition for Bankruptcy in the United States Bankruptcy Court, District of Maine (Bangor).	65	1985
(Directors whose terms expire in 2003)
ROBERT E. ANDERSON (4) (6) Chairman of the Board, Chief Financial Officer and Former President F. A. Peabody Company (Insurance) Houlton, Maine	64	1993
NATHAN L. GRASS (3) (5) President, Grassland Equipment, Inc. Presque Isle, Maine	63	1983
J. PAUL LEVESQUE (2) (4) President and Chief Executive Officer J. Paul Levesque & Sons, Inc. (Lumber Mill) and Antonio Levesque & Sons, Inc. (Logging Operation) Masardis, Maine	71	1985

(1) Mr. Hovey is Director, Chairman of the Board of the Subsidiary, Maine and New Brunswick Electrical Power Company, Ltd. Mr. Cariani is President of this Subsidiary.

(2) Member of the Audit Committee.

(3) Member of the Executive Compensation Committee.

(4) Member of the Pension Investment Committee.

(5) Member of the Nominating Committee.

(6) Member of the Budget & Finance Committee.

(x) No present committee assignments.

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APPROVAL OF 2002 STOCK OPTION PLAN

Subject to shareholder approval, the Board of Directors of the Company has adopted the Maine Public Service Company 2002 Stock Option Plan. The purpose of the 2002 Plan is to provide designated employees of the Company with stock ownership opportunities and additional incentives to contribute to the success of the Company and to aid the Company in attracting and retaining qualified employees. The Company has not granted any stock options during the past ten years and presently has no stock option plan in place. The following is a brief description of options that may be awarded under the Plan.

The Plan authorizes the Company's Executive Compensation Committee to select which employees will be awarded options, and gives the Committee very broad discretion to set the terms of each award. All employees of the Company or any subsidiary are eligible to be considered for option grants (presently, a potentially eligible pool of approximately 145 employees). Options may be granted in the form of incentive stock options (ISOs) or nonqualified stock options (NSOs). ISOs and NSOs represent the right to purchase shares of Company common stock at a specified exercise price. As further described below, ISOs entitle the holder to certain tax advantages under the Internal Revenue Code and are subject to greater restrictions under the Code than NSOs.

The Plan requires the terms of each option to be set forth in a written option agreement. That agreement will specify (among other things) whether the option has been granted as an ISO or as an NSO, the exercise price of the option, and any vesting conditions that must be satisfied before the option may be exercised. Except as the option agreement may otherwise provide, the holder of the option is not required to make any payment on the option until exercise. Payment to the Company upon exercise of an option may be made by delivery of a check, Company stock, or such other consideration as the option agreement may provide or the Committee may allow. In the case of ISOs, the exercise price set by the Committee may not be less than 100% of the fair market value per share of Company common stock at the date the option is granted.

Options granted to an employee under the Plan will expire not later than ten years from the date of grant. Termination of employment, however, may result in early termination of the holder's right to exercise the option. ISOs will terminate unless exercised within three months after the holder ceases to be employed by the Company for any reason other than death or disability; in the case of death or disability, an ISO may be exercised within twelve months after termination of employment. NSOs will be subject to early termination if and to the extent the option agreement so provides (except that upon termination of employment due to death, the option cannot be exercised more than one year after the date of death). In no event may an option be exercised after the expiration of the original expiration date. The Plan also allows the Committee to terminate an option in the event of serious misconduct by the employee or failure to comply with the terms of the award.

Unless an option qualifies as an ISO, the holder of the option generally will have ordinary income for federal income tax purposes at the time of exercise of the option, and the Company generally will then be entitled to a corresponding deduction for compensation expense. The income or deduction will equal the difference between the option exercise price and the fair market value of the underlying shares at the time of exercise. In contrast, the holder of an ISO generally will not be taxed on the option at the time of exercise. If certain holding periods and other conditions are met, the holder will instead have capital gain or loss at the time of resale of the underlying shares, equal to the difference between the resale price and the exercise price; in that case, the Company will have no corresponding tax deduction.

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The Plan authorizes the issuance of up to 150,000 shares of Company common stock through the Plan. If a holder delivers shares in full or partial payment of the exercise price for an option, only the net number of shares issued to the holder will be counted against this limit. Moreover, if an option terminates before it has been fully exercised, the number of unpurchased shares will again become available for future grants under the Plan. (In no event, however, will more than 120,000 shares be issued pursuant to ISOs. Shares delivered in payment of the exercise price of an ISO will not be credited against this special limit, and any unpurchased shares from terminated ISOs will be available for future grants only through NSOs.)

Options granted under the Plan will not be transferable during the lifetime of the holder, except that the Committee may permit transfers to immediate family members or entities or trusts held exclusively by or for the holder and immediate family members. Shares issued upon exercise would generally be subject to limitations on resale under applicable securities laws for a period of at least two years, unless duly registered under the Securities Act of 1933. If the Plan is approved by the shareholders, the Company intends soon thereafter to file a Form S-8 registration statement pursuant to that Act covering future issuances of shares under the Plan.

Option agreements may impose vesting conditions by which the employee must remain employed for specified periods before he or she may exercise the option. The Plan states that the Committee may permit acceleration of an option (or provide in the option agreement for automatic acceleration) upon a Change in Control of the Company. Acceleration involves a waiver of vesting conditions that otherwise would delay the exercisability of an option. For purposes of the Plan, a "Change in Control" is deemed to occur if, for example, (i) any person (including without limitation any group acting in concert) acquires beneficial ownership of at least 25% of the outstanding voting stock of the Company, (ii) the Company ceases to be a publicly reporting company under the Securities Exchange Act of 1934, (iii) the composition of the Company's board changes such that Outside Directors (as defined) constitute less than a majority of the Board of Directors or the number of Outside Directors decreases by more than 50% in any given 25-month period, (iv) the Company's stockholders approve a merger transaction or sale of substantially all the assets (other than through formation of a holding company with no significant change in proportionate ownership and voting control), or (v) there occurs any other change in control which would be reportable as such in Item 1 of Form 8-K under the Securities Exchange Act of 1934, or any successor provision. Acceleration provisions of this type increase an acquirer's cost of purchasing all outstanding Company stock and therefore could (depending on the number of shares subject to acceleration and the exercise price of these options) tend to discourage a tender offer for Company stock or other change in control transaction.

The Plan by its terms allows the Executive Compensation Committee broad discretion to interpret and carry out the terms of the Plan, and allows the Board of Directors broad discretion to amend the terms of the Plan. However, no amendment to the Plan can be made without further stockholder approval if the effect of the amendment would be to increase the number of shares available for issuance under the Plan, increase the maximum number of shares that may be granted to an employee, extend the term of the Plan or the maximum term for which options may be granted under the Plan, reduce the minimum exercise price at which options may be granted under the Plan, or provide for grants of options under the Plan to persons other than employees of the Company or a subsidiary.

Subject to stockholder approval of the Plan, the Company has recently agreed to grant an option to J. Nicholas Bayne. Mr. Bayne is to become President of the Company on June 1, 2002, and Chief Executive Officer on September 1, 2002 following Mr. Cariani's retirement. As of June 1, 2002, Mr. Bayne will be granted an option to purchase 52,500 shares of common stock over a ten-year period. The option will be treated as an ISO to the maximum extent permitted under the Internal Revenue Code as in effect at the date of grant; the balance of the option will be treated as an NSO. The exercise price will be set as of the date of grant, at the most recent closing price of Company common stock on the American Stock Exchange. The option will become exercisable in installments, as follows: 7,500 shares as of June

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1, 2005, with an additional 7,500 shares becoming exercisable on each successive anniversary until June 1, 2011, at which time the option will be exercisable in full. Upon a Change in Control, the vesting requirements will be subject to automatic acceleration. The option will expire on June 1, 2012.

The Company presently does not intend to award any other stock options during the first twelve months of the Plan, but reserves the right to do so. The following table illustrates the expected benefits available under the Plan, by describing stock options expected to be awarded over the next twelve months.

NEW PLAN BENEFITS

2002 STOCK OPTION PLAN

No. of Units
J. Nicholas Bayne (prospective President and CEO)	52,500
Executive Officer Group	52,500
Non-Executive Director Group	N/A
Non-Officer Group	0

A copy of the proposed Plan is attached as Appendix B to this Proxy Statement. The affirmative vote of a majority of the outstanding shares of common stock is needed to approve the Plan. (For these purposes, abstentions and broker non-votes will have the same effect as a vote against the Plan.) Stockholder approval of the Plan is a condition to Mr. Bayne's agreement to become President and Chief Executive Officer of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR APPROVAL"

OF THE 2002 STOCK OPTION PLAN

DIRECTORS AND COMMITTEE MEETINGS

During the year 2001, the Directors held a total of eleven meetings.

The Audit Committee held six meetings in 2001. The functions of the Audit Committee are to: (1) recommend the selection, retention and termination of the Company's external auditors; (2) approve in advance the types of professional services for which the Company would retain the external auditors; (3) review the overall scope of the audit with external auditors, the financial statements and external audit results and recommendations of the independent audit with management; (4) provide, on behalf of the Company as Energy Atlantic, LLC's managing member, general review of the business affairs of Energy Atlantic, LLC, a Company subsidiary; and (5) provide whatever additional functions it deems necessary in connection with the internal accounting and reporting practices of the Company. The Board has adopted a written charter for the Audit Committee. A copy of this charter is included as Appendix A of this Proxy Statement.

The Executive Compensation Committee held five meetings, and the Pension Investment Committee held three meetings in 2001.

The function of the Executive Compensation Committee is to review the total compensation of the officers, to make recommendations to the Board with respect to officer and director compensation as it deems appropriate, and to oversee the Company's efforts to promote economic development within its service territory.

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The function of the Pension Investment Committee is to review the management of the Company's pension fund by the pension fund trustee and to make recommendations with respect to the management of such fund to the Board and management as it deems necessary.

The Nominating Committee held five meetings in 2001. The function of the Nominating Committee is to review potential candidates for the office of Director and to make recommendations to the Board with respect to such candidates as it deems appropriate. The Nominating Committee will consider nominees recommended by Stockholders. Such recommendations shall be forwarded to the Clerk of the Company, PO Box 1209, Presque Isle, ME 04769-1209.

The Budget and Finance Committee held two meetings in 2001. The function of the Budget and Finance Committee is to review and oversee the capital and operation budgets of the Company and to make recommendations regarding the same to the Board as it sees fit.

During 2001, all Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which they serve.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management the Company's 2001 audited financial statements. It has discussed with the firm of PricewaterhouseCoopers, LLP (PWC), the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, has received from PWC the written disclosure and letter required by Independence Standards Bond Standard No. 1, and has discussed with PWC that firm's independence. Based on this review and these discussions, the Audit Committee has recommended to the Company's entire Board of Directors that the Company's financial statement, audited by PWC, be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

The Audit Committee does not consider that PWC's provision of services involving matters other than auditing the Company's financial statements in any way impairs PWC's status as an independent auditor of the Company's financial statements.

Richard G. Daigle, Chairman

D. James Daigle

J. Paul Levesque

Members, Audit Committee

All three members of the Audit committee are independent as defined under Section 121(A) of the AMEX's listing standards.

AUDIT FEES

For fiscal year 2001, the aggregate fees billed for professional services rendered by PricewaterhouseCoopers, LLC, the Company's independent auditors, for the audit of the Company's annual financial statements for fiscal year 2001 and reviews of the financial statements in the Company's Form 10-Q for that fiscal year were $111,200.

ALL OTHER FEES

For fiscal year 2001, the aggregate fees billed for services rendered by PricewaterhouseCoopers, LLC for services that did not involve auditing and reviewing the Company's financial statements were $27,315.

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EXECUTIVE COMPENSATION

The following summary compensation table sets forth the total compensation paid by the Company and its Subsidiaries in 1999, 2000, and 2001 to Paul R. Cariani, the Company's President and Chief Executive Officer, Stephen A. Johnson, the Company's Vice President and General Counsel, and to Larry E. LaPlante the Company's Vice President, Treasurer, and Chief Financial Officer. Except for Messrs. Cariani, Johnson, and LaPlante, no executive officer of the Company had an annual compensation of more than $100,000 during the Company's last fiscal year, ended December 31, 2001.

SUMMARY COMPENSATION TABLE

		Annual Compensation (1)
Name & Principal Position	Year	Salary ($)	Bonus ($) (2)	Other Annual (3)Compensation ($)	All Other Compensation ($)
PAUL R. CARIANI	2001	173,846	18,414	4,385	0
President and	2000	162,409	4,771	2,555	0
Chief Executive Officer	1999	142,145	12,844	2,194	0

STEPHEN A. JOHNSON	2001	124,828	28,663	3,082	0
Vice President and	2000	117,779	3,528	1,399	0
General Counsel	1999	110,027	10,626	1,461	0

LARRY E. LAPLANTE	2001	109,356	11,743	2,589	0
Vice President, Treasurer	2000	103,108	3,091	1,158	0
and Chief Financial Officer	1999	93,986	8,828	1,344	0

(1) The Company does not provide any long-term compensation.

(2) Refer to the Board Executive Compensation Committee Report, beginning on Page 11.

(3) The amounts in this column include: (a) For Mr. Cariani in 2001, $3,400 for the Company's match under the 401(k) Plan and $985 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Cariani's annual salary. For Mr. Cariani in 2000, $1,671 for the Company's match under the 401(k) Plan and $884 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Cariani's annual salary. For Mr. Cariani in 1999, $1,556 for the Company's match under the 401(k) Plan and $638 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Cariani's annual salary. (b) For Mr. Johnson in 2001, $2,875 for the Company's match under the 401(k) Program and $207 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Johnson's annual salary. For Mr. Johnson in 2000, $1,213 for the Company's match under the 401(k) Plan and $186 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Johnson's annual salary. For Mr. Johnson in 1999, $1,209 for the Company's match under the 401(k) Plan and $252 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Johnson's annual salary. (c) For Mr. LaPlante in 2001, $2,425 for the Company's match under the 401(k) Program and $164 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. LaPlante's annual salary. For Mr. LaPlante in 2000, $1,062 for the Company's match under the 401(k) Plan and $96 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. LaPlante's annual salary. For Mr. LaPlante in 1999, $1,030 for the Company's match under the 401(k) Plan; $214 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. LaPlante's annual salary; and $100 is the value of personal use of a Company-owned automobile.

As of January 1, 2001, the Company had in effect employment agreements with Paul R. Cariani, President and Chief Executive Officer; Stephen A. Johnson, Vice President and General Counsel; and Larry E. LaPlante, Vice

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President, Treasurer and Chief Financial Officer. Each of these agreements goes through December 31, 2004, subject to automatic renewals for three-year terms. Under these agreements, if the Company terminates the employment of Messrs. Cariani, Johnson, or LaPlante within two years following any change in control at the Company, the Company will pay him an amount equal to (i) two times his then current salary and (ii) two times the amount to which he would have been entitled under the Company's Incentive Compensation Plan, assuming all applicable performance goals had been satisfied. The agreements also provide for the continuation of the executives' benefits under the then current health, life and disability (but not pension) for two years after termination.

In addition, on May 12, 1992, the Company adopted a prior service executive retirement plan. Under this plan, which is unfunded, certain prior employment of Mr. Johnson, which is relevant to his present occupation, will be treated as years of service for the purpose of accruing benefits under the terms of the Company's pension plan.

RETIREMENT PLAN

Pension costs are not and cannot be readily allocated to individual employees. The Company normally contributes 100% of the remuneration of plan participants. The following Pension Plan Table shows the estimated annual benefits payable upon retirement:

Pension Plan Table

In Dollars
Highest Average Annual
Three Consecutive Years	Annual Benefits for Years of Service
Base Salary (1)	15 yrs	20 yrs	25 yrs	30 yrs or more
120,000	22,290	32,790	43,290	53,790
130,000	24,915	36,290	47,665	59,040
140,000	27,540	39,790	52,040	64,290
150,000	30,165	43,290	56,415	69,540
160,000	32,790	46,790	60,790	74,790
170,000	35,415	50,290	65,165	80,040

(1) Because of requirements of the Internal Revenue Code, annual compensation that can be used in calculating retirement benefits is limited to a maximum of $170,000 in 2001.

The compensation covered by the Plan consists of the participant's highest average annual three consecutive years salary, which corresponds to the salary shown on the Summary Compensation Table above. Benefits under the Plan are computed based on a straight-life annuity and are subject to benefits under the Federal Social Security Act. The table above reflects benefits after the Social Security offset.

The estimated annual benefits payable upon retirement to the Company's current executive officers, Messrs. Cariani and LaPlante were $86,603 and $49,065, respectively. These amounts are based upon the assumption that these officers will continue their employment at their salary rate at January 1, 2002, until their normal retirement dates and the Company's retirement plan will continue in effect. Messrs. Cariani and LaPlante have 31 and 17 years, respectively, in the plan. Mr. Johnson resigned his employment with the Company in February, 2002 with approximately 16 years in the plan. He is entitled to an annual retirement benefit of $26,685, once he reaches his normal retirement age. Mr. Johnson is also entitled to the prior service retirement plan, which was described in the "Executive Compensation" section.

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Directors who are not employees of the Company are not eligible to participate in the Company's Retirement Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2001, all such Section 16(a) filing requirements were complied with.

DIRECTORS' COMPENSATION

Directors who are not employees are compensated on an annual basis at $7,000, except for the Chairman whose current compensation is $11,200. Non-employee directors are also paid $600 for each Directors' meeting and Committee Meeting attended, if that Committee Meeting is not held on the same day as the Directors' Meeting. The Chair of each Committee is compensated on an annual basis at $600. If the Committee Meeting is held on the same day as a Directors' Meeting, non-employee Directors are paid $400 for each Committee Meeting attended. Each non-employee Director shall also be compensated $100 for each telephonic Directors' Meeting in which that Director participated.

Each non-employee Director also receives, as additional compensation, a quarterly grant of Company Common Stock equal to $500, rounded down to the nearest whole number of shares, plus cash in lieu of fractional shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Company's Compensation Committee during the fiscal year 2001 were Messrs. R. G. Daigle, D. J. Daigle, Grass, and Ms. Gallant, none of whom are now, or have ever been, employees or officers of the Company. Except for their positions as directors, Messrs. R. G. Daigle, D. J. Daigle, Grass, and Ms. Gallant, have not engaged and are not proposing to engage, in any transactions with the Company in which they have a direct or indirect material interest. None of the Company's executives served as directors of any other entity under conditions requiring disclosure in this Proxy Statement.

BOARD EXECUTIVE COMPENSATION COMMITTEE REPORT

The Company's Executive Compensation Committee met on May 7, 2001, to develop recommendations for salary levels for all executive officers for the twelve months beginning June 1, 2001, except for Mr. Cariani, whose increase became effective September 1, 2001, one year prior to his expected retirement on September 1, 2002. The Committee's recommendations were adopted by the entire Board, without material modification, on May 8, 2001.

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In developing recommended executive base salary levels, the Committee relied on reports by independent management consultants reviewing executive salary levels for comparable utility companies as well as certain businesses within the Company's service territory. The Committee also reviews with the Chief Executive Officer the performance of the other executive officers. The entire Board reviews the Chief Executive Officer's performance in his absence. In making specific base salary recommendations for the individual executive officers the Committee also considers the officer's performance, the general economy in the Company's service territory and the Company's overall financial condition, both currently and as anticipated during the period the salary will be in effect. The Committee does not currently use any specific quantitative measures or indices of Company performance in developing its base salary recommendations for any of the executive officers, including the Chief Executive Officer, nor does it have formal salary grades and ranges. Instead, the Committee's decisions are based upon an informal and subjective review of the matters described above.

In addition to any adjustments to executive base salaries, the Company has also adopted an Executive Incentive Compensation Plan for all executive officers, except Mr. Johnson, who is subject to Energy Atlantic's Incentive Compensation Plan. The Plan provides for graduated awards expressed as a percent of the executive officer's base salary (up to a maximum of 15%) for quantitative performance-related goals. For the 2001 salary adjustment, these goals include attaining a market price for the Company's Common Stock of at least $19 per share on the AMEX as measured on December 31, 2000, savings of controllable expenditures as established by the Board's Budget and Finance Committee, achieving a specified net income level, attaining customer satisfaction and reliability levels approved by the Maine Public Utilities Commission (MPUC), avoiding the loss of a major customer, specified growth through the Company's economic development efforts, improvements in the Company's safety performance, and achieving a successful transition to deregulation. Performance in each of these areas can result in an award of anywhere between 1% and 3% of base salary. The overall amount can be reduced to 50% for the violation of Chapter 304 of the MPUC's regulations, governing the relationship between the Company and its unregulated subsidiary, Energy Atlantic, LLC., and to 0% for the second violation. No violations occurred. Moreover, if the market price target is not met, awards will be made for attainment of the other specified goals, but only at 50% of the authorized adjustment. For the 2001 salary adjustment, all goals, except controllable expense savings and growth through economic development, were wholly or partially satisfied, for a total value of 11.40%.

Mr. Johnson was subject to the results of the Incentive Compensation Plan adopted by the Company for management and employees of its retail marketing subsidiary, Energy Atlantic, LLC (EA). This Plan consists of two parts, a graduated award expressed as a percentage of base salary for various performance-related goals and an award expressed as a percentage of total retail contract sales made by EA during 2000. The performance-related goals consisted of the accuracy of EA's load forecast, its total bad debt write-off, violations of its risk management policy, and achieving a minimum specified net income level. EA satisfied all of these goals for an overall value to Mr. Johnson of 8% of his base salary. Moreover, based upon revenues for total contract sales of $2,558,945, Mr. Johnson was eligible for an additional award of $19,296.

D. James Daigle

Richard G. Daigle

Deborah L. Gallant

Nathan L. Grass, Chairman

Members, Executive Compensation Committee

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INDEPENDENT PUBLIC ACCOUNTANTS

The firm of PricewaterhouseCoopers, LLP, (PWC) independent public accountants, has been appointed by the Board of Directors for each year since 1996 to examine the accounts of the Company. Representatives of PWC are not expected to be present at the Annual Meeting of Stockholders.

CORPORATE PERFORMANCE GRAPH

The following table compares total shareholder returns over the last five fiscal years to the American Market Value Index (AMEX) and the S&P Utilities Index (S&P). Total return values for the AMEX, S&P, and Maine Public Service (MPS) were calculated based on cumulative total return values assuming reinvestment of dividends. As depicted on the performance graph, the five year total return for the Company's stock exceeded the five year total returns for the AMEX and S&P Utilities indices. The shareholder return, shown on the graph, is not necessarily indicative of future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN *

AMONG MAINE PUBLIC SERVICE COMPANY,

THE AMEX MARKET VALUE INDEX AND THE S&P UTILITIES INDEX

	CUMULATIVE TOTAL RETURN
	12-96	12-97	12-98	12-99	12-00	12-01
Maine Public Service	100.00	72.35	97.48	118.60	190.96	224.57
AMEX Market Value	100.00	125.06	134.24	171.49	176.21	167.92
S&P Utilities	100.00	124.65	143.06	130.37	208.16	144.82

*100 invested on 12/31/96 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

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STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the 2003 Proxy and Proxy Statement must be received by the Clerk of the Company, PO Box 1209, Presque Isle, Maine 04769-1209, not later than December 5, 2002.

ADDITIONAL INFORMATION TO STOCKHOLDERS

Any Stockholder who is a beneficial owner of Maine Public Service Company's securities may, upon written request and without charge, obtain a copy of the Company's Annual Report and Form 10-K for 2001, including financial statements and schedules, but not exhibits. Any such request should be directed to Mr. Larry E. LaPlante, Clerk of Maine Public Service Company, P. O. Box 1209, Presque Isle, Maine 04769-1209.

ANNUAL REPORT FOR 2001

The Annual Report for the fiscal year ended December 31, 2001, has been mailed to all Stockholders of the Company with this Proxy and Proxy Statement.

DISCRETIONARY AUTHORITY

The only business to be presented to the meeting, by any persons, of which the Company is aware is that which is specified in said notice, and any action in connection with or for the purpose of affecting the same. The accompanying form of proxy provides for discretionary authority for the persons named in the Proxy, or any substitute, to vote in accordance with their judgment on any matters other than those specified in the notice which may properly come before the meeting and the Proxy will be voted in accordance with such discretionary authority.

Maine Public Service Company

209 State Street

P. O. Box 1209

Presque Isle, Maine 04769-1209

Tel. No. (207) 768-5811 - FAX No. (207) 764-6586

Home Page: http://www.mainepublicservice.com - E-Mail: info@mainepublicservice.com

(Page 14)

Appendix A

Maine Public Service Company

Charter for the Audit Committee

of the Board of Directors

MEMBERSHIP AND MEETINGS

The Audit Committee (the "Committee") of the Board of Directors (the "Board") shall consist of not less than three directors, none of whom are active officers or employees of the Company. The Board shall elect a Chairman and members of the Committee periodically.

Directors assigned to the Committee must be independent, as defined by appropriate regulatory authorities. Each member must be able to understand the Company's financial statements. At least one director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

The Independent Auditors are accountable to the Audit Committee and to the Board of Directors. The Committee, as representatives of shareholders, have the authority and responsibility to select, evaluate, and, where appropriate, recommend replacement of the independent auditors.

The Committee shall meet as necessary and at least twice each year or at the request of the Chairman and shall report to the Board after each meeting. The Committee may meet in person or by teleconferencing.

Each member of the Committee shall be entitled to one vote, with a simple majority of those members present deciding an issue.

DUTIES AND RESPONSIBILITIES

Responsibilities

I. Financial Audits

- The Committee has oversight responsibilities for the Company's financial statements.

- The Committee provides an avenue of communication between the independent auditors, management and the Board.

A. Independent Auditors

- Confirm and assure the independence of the independent auditors.

- Nominate, subject to ratification of the Board, the independent public accounting firm to conduct the annual audit and interim reviews of the Company's books of account and records for a period not to exceed three years.

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- Review proposed audit services, including scope of audit, engagement memorandum, and estimated fees for the current fiscal year audit.

- Review all non-audit services proposed to be undertaken by the independent auditor, giving particular attention to the nature of the services being offered, the qualifications of the accountants to perform the services, the estimated fees and the relationship between the services and the firm's independence.

- Evaluate the performance of the independent auditors.

B. Annual Audit Plan

- Review status of any outstanding issues from previous comment letter recommendations.

- Review the scope of the annual external audit plan for the Company.

C. Review Annual and Quarterly Financial Statements with Auditors and Management

- Review with management and the independent auditors prior to release, the audited financial statements for the year, the footnotes and management's discussion and analysis (MD&A) to the Annual Financial Report and Form 10-K, including any significant estimates that exist in the financial statements, and significant accounting issues (e.g., accounting changes, unusual events, disclosure of unusual events, application of new accounting principles, general and litigation contingencies, etc.).

- Review with management and the independent auditors prior to release, the unaudited quarterly financial statements, the footnotes and MD&A of the Form 10-Q, including any significant estimates that exist in the financial statements, and significant accounting issues (e.g., accounting changes, unusual events, disclosure of unusual events, application of new accounting principles, general and litigation contingencies, etc.)

- Review with management and the independent auditors the unadjusted differences identified by the independent auditors as a result of their audit or review of the quarterly financial statements.

- Discuss the nature of any disagreements that occurred between management and the independent auditors with respect to any accounting or audit issue.

- Review Management Comment Letter with auditors and management.

D. Review of Internal Controls

- Review the Company's process for assessing the risk of, and control strategies for preventing fraudulent financial reporting.

- Review programs the Company may institute to correct any material weaknesses in internal control.

- Review and oversee activities of Energy Atlantic.

(Page 16)

- Review risk management activities with the Risk Management Oversight Committee of Energy Atlantic at least annually, and as required.

- Review the program established by management to monitor compliance with laws and regulations and the Company's Standards of Conduct policy.

- Review legal issues with in-house counsel at least annually, and as required.

II. Other

- Prepare and file all required communications with shareholders.

- Keep records which reflect the Committee's actions, and report to the Board after each meeting of the Committee concerning the activities thereof.

- Meet with the independent auditors and management in separate executive sessions to discuss matters that the Committee or the other parties believe should be discussed privately.

- Carry out other duties as may be delegated to it from time to time by the Board.

- Hire such other agents and advisors as may be appropriate to carry out its duties.

- Review and update the Charter to comply with regulatory guidelines.

Date: June 2, 2000	/s/ Donald F. Collins
Audit Committee Chairman

Date: June 2, 2000	/s/ G. Melvin Hovey
Chairman of the Board of Directors

(Page 17)

Appendix B

MAINE PUBLIC SERVICE COMPANY

2002 STOCK OPTION PLAN

1. Purpose. The purpose of the Plan is to provide designated Employees of Maine Public Service Company and its Subsidiaries with stock ownership opportunities and additional incentives to contribute to the success of the Company, and to attract, reward and retain Employees of outstanding ability.

2. Definitions. As used in this Plan, the following words and phrases wherever capitalized shall have the following meanings unless the context clearly indicates that a different meaning is intended:

(a) "Board" shall mean the Board of Directors of the Company.

(b) "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended.

(c) "Committee" shall mean the committee described in Section 3, which shall have the authority to control and manage the administration of the Plan.

(d) "Common Stock" shall mean common stock, par value, $7.00 per share, of the Company.

(e) "Company" shall mean Maine Public Service Company.

(f) "Disability" shall mean an Employee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. An Employee shall not be considered disabled unless he or she furnishes proof of the existence of such Disability in such form and manner, and at such times, as the Committee may require.

(g) "Employee" shall mean any person who is employed by the Company or any Parent or Subsidiary.

(h) "Fair Market Value" shall mean, with respect to Shares, the closing price of Shares as reported on the American Stock Exchange or such other principal exchange or quotation network on which the Shares are traded; provided, however, that the Fair Market Value of the Shares to be issued under any Incentive Stock Option shall be determined by the Committee in accordance with the applicable requirements of subsections 422(b)(4) and (c)(7) of the Code and the regulations issued thereunder.

(i) "Incentive Stock Option" shall mean an option granted to an individual for any reason connected with his or her employment by a corporation, if granted by the employer corporation or its Parent or Subsidiary corporation, to purchase stock of any of such corporations, but only if such option meets the requirements of Section 422 of the Code.

(j) "Nonqualified Stock Option" shall mean an Option granted under the Plan that is not an Incentive Stock Option.

(k) "Option" shall mean a right granted under the Plan to purchase Shares.

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(l) "Option Agreement" shall mean a written instrument that specifies the terms, conditions and restrictions of an Option and incorporates the applicable provisions of the Plan and such additional provisions not inconsistent therewith as the Committee shall determine.

(m) "Optionee" shall mean an Employee who is granted an Option.

(n) "Parent" shall mean, for purposes of the Incentive Stock Option provisions of the Plan, a parent company within the meaning of subsections 424(e) and (g) of the Code.

(o) "Plan" shall mean the Maine Public Service Company 2002 Stock Option Plan.

(p) "Share" shall mean a share of Common Stock of the Company, as adjusted in accordance with subsection 4(b).

(q) "Subsidiary" shall mean, for purposes of the Incentive Stock Option provisions of the Plan, a subsidiary Company within the meaning of subsections 424(f) and (g) of the Code, and for all other purposes of the Plan, a Company of which Maine Public Service Company owns directly or indirectly at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote.

(r) "Treasury Shares" shall mean Shares that have been issued and subsequently acquired by the Company, but have not been canceled or retired.

3 . Administration.

(a) Committee Members. The Plan shall be administered by the members of the Executive Compensation Committee of the Board who are not employees of the Company or any Parent or Subsidiary and who otherwise qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as "outside directors" within the meaning of Code Section 162(m), as amended, and the regulations thereunder. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. Any member may participate in a meeting of the Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Further, any action of the Committee may be taken without a meeting if all of the members of the Committee sign written consents, setting forth the action taken or to be taken, at any time before or after the intended effective date of such action.

(b) Powers. The Committee shall have the complete authority and discretion to administer the Plan, including the following powers which shall be exercised in accordance with the terms of the Plan:

(i) to determine the Employees to whom Options shall be granted;

(ii) to determine the time or times at which Options shall be granted,

(iii) to determine the type or types of Options to be granted;

(iv) to determine the terms, conditions and restrictions of each Option;

(Page 19)

(v) to make adjustments in accordance with subsection 4(b);

(vi) to prescribe, amend and rescind rules and regulations relating to the Plan;

(vii) to interpret the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan; and

(viii) to delegate to any officer of the Company the authority to act for the Committee in such matters as the Committee may specify.

Each determination, interpretation or other action taken pursuant to the Plan by the Committee (or an officer of the Company acting under a delegation of authority by the Committee) shall be final and conclusive for all purposes and binding upon all persons, including the Company, its Subsidiaries, the Board, the Committee, the Employees and their respective successors in interest.

(c) Signatures. The Committee may authorize any member thereof to execute all instruments required in the administration of the Plan, and such instruments may be executed by electronic or facsimile signature.

4. Stock Subject to the Plan.

(a) Limitations. Subject to the provisions of subsection (b), the maximum number of Shares available for grant under the Plan shall be 150,000 Shares, provided that the maximum aggregate number of Shares which may be issued under the Plan pursuant to Incentive Stock Options shall be 120,000 Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or Treasury Shares.

In the event that any Shares subject to an Option are forfeited, such Shares shall, unless the Plan has been terminated, become available again for grant and shall not be counted again for purposes of the foregoing share limitation. In the event that any Option granted under the Plan expires or terminates without the issuance of Shares or payment of other consideration in lieu of such Shares, the unissued Shares subject to such Option shall, unless the Plan has been terminated, become available for other Options.

In the event that an Employee transfers stock issued by the Company in full or partial payment of the option price of an Option granted under the Plan, only the difference between (i) the number of Shares issued upon exercise of the Option and (ii) the number of Shares transferred in payment of the option price shall be counted for purposes of the foregoing limitation on the maximum number of Shares available for grant under the Plan. Notwithstanding the foregoing, the total number of Shares issued pursuant to the exercise of an Incentive Stock Option shall be counted for purposes of the foregoing special limitation on Shares issued pursuant to Incentive Stock Options.

(b) Adjustments. If the number of Shares outstanding changes as a result of a stock split or stock dividend, the Committee shall proportionately adjust: (i) the maximum number of Shares available for grant and the maximum aggregate number of Shares which may be issued under Incentive Stock Options; (ii) the number of Shares to be issued under Options; and (iii) the option price.

(Page 20)

In the event of a merger or consolidation in which the Company is the surviving company, or the acquisition by the Company of property or stock of another company, or any reorganization, the Committee shall appropriately adjust: (i) the number and class of Shares to be issued under Options; and (ii) the option price. Any adjustments under this subsection (b) affecting Incentive Stock Options shall be made so as to comply with the applicable provisions of Sections 422 and 424 of the Code.

5. Eligibility.

The Committee may, from time to time, designate Employees to whom Options may be granted in accordance with the terms of the Plan.

6. Granting of Options.

The Committee may grant more than one Option and more than one type of Option to any Employee; provided that no Incentive Stock Option shall be granted to any Employee who, at the time the Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary. For purposes of applying the percentage limitation of the preceding sentence, the ownership principles of subsection 424(d) of the Code shall apply. The terms and conditions of Options need not be the same with respect to each Employee. An Employee who has been granted an Option may, if he or she is otherwise eligible, be granted additional Options before the exercising of such prior Option.

In no event may an Employee during any five (5) year period be granted Options with respect to more than one hundred thousand (100,000) Shares, subject to adjustment as provided in Section 4. The Committee may condition the grant of an Option and the exercise of an Option on the attainment of performance goals. Performance goals may be expressed in terms of earnings per Share, stock price, total shareholder return, return on equity, or any similar quantifiable measures.

7. Options.

(a) Option Agreement. Each Option granted by the Committee shall be evidenced by an Option Agreement, specifying the Option price, the number of Shares subject to the Option and such other terms, conditions and restrictions as the Committee shall determine. In addition, each Option shall be clearly identified as either an Incentive Stock Option or a Nonqualified Stock Option.

(b) Term of Option. The term of each Option shall be set forth in the Option Agreement, but in no event shall an Option be exercisable after the expiration of ten (10) years from the date such Option is granted.

(c) Option Price. The option price for Shares to be issued under any Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of such Shares on the date the Option is granted.

(Page 21)

(d) Nontransferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Notwithstanding the preceding sentence to the contrary, the Committee may permit the transfer of Nonqualified Stock Options to family members or family trusts (and exercise by the transferee) to the extent Rule 16b-3 under the Securities Exchange Act of 1934 permits such transfers.

(e) Manner of Exercise. An Option granted under the Plan shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Option Agreement. An Option shall be deemed to be exercised when the Optionee gives written or electronic notice of such exercise to the Company in accordance with the terms of the Option Agreement and the Company receives full payment for the Shares with respect to which the Option is exercised. Payment shall be made by check payable to the Company, delivery of stock issued by the Company or a combination thereof, subject to the terms of the Option Agreement.

Stock transferred to the Company in full or partial payment for Shares shall be valued at Fair Market Value on the date that such transfer is recorded upon the books of the Company, following actual or constructive delivery of such stock to the Company in a form suitable for transfer.

(f) Termination of Employment. In the event an Optionee ceases to be employed by the Company or any Parent or Subsidiary, and is no longer employed by any of them, for any reason other than death or Disability, such Optionee may, subject to the terms of the Option Agreement, exercise an Option at any time prior to the expiration date of such Option (or, in the case of an Incentive Stock Option, within three (3) months after the date the Optionee's employment ceases, whichever is earlier), but only to the extent the Optionee had the right to exercise such Option at the date his or her employment ceased. An Optionee's employment shall be deemed terminated on the date such Optionee's employer ceases to be a Parent or Subsidiary.

(g) Disabled Optionee. In the event an Optionee who is disabled ceases to be employed by the Company or any Parent or Subsidiary by reason of such Disability, and is no longer employed by any of them, such Optionee may, subject to the terms of the Option Agreement, exercise an Option at any time prior to the expiration date of such Option (or, in the case of an Incentive Stock Option, within one (1) year after the date such Optionee's employment ceases, whichever is earlier), but only to the extent the Optionee had the right to exercise such Option at the date his or her employment ceased.

(h) Death of Optionee. In the event an Optionee dies while in the employ of the Company or any Parent or Subsidiary, then to the extent that the Optionee would have been entitled to exercise an Option immediately prior to his or her death, such Option may be exercised by the estate of such Optionee or by such person or persons to whom such Optionee's rights pass by will or by the laws of descent and distribution at any time prior to the expiration date of such Option or within one (1) year after the death of the Optionee, whichever is earlier.

8. Cancellation of Options. Notwithstanding any provision of the Plan to the contrary, the Committee may cancel any Option, whether vested or not, if at any time an Employee is not in compliance with the applicable terms of the Option Agreement or in the event of a serious breach of conduct, including but not limited to failure to comply with the terms of an agreement not to compete with the Company or disclose confidential information.

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9. Change in Control. Upon the occurrence of a Change in Control Event, all then outstanding Options not previously exercisable shall immediately become fully exercisable. For purposes of this Section, each of the following events shall constitute a Change in Control Event:

(a) Any person acquires beneficial ownership of Company securities and is or thereby becomes a beneficial owner of securities entitling such person to exercise twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding stock.

For purposes of this Plan, "beneficial ownership" shall be determined in accordance with Regulation 13D under the Securities Exchange Act of 1934, or any similar successor regulation or rule; and the term "person" shall include any natural person, corporation, partnership, trust or association, or any group or combination thereof, whose ownership of Company securities would be required to be reported under such Regulation 13D, or any similar successor regulation or rule.

(b) The Company ceases to be a reporting company pursuant to Section 13(a) of the Securities Exchange Act of 1934 or any similar successor provision.

(c) The number of the Company's Outside Directors, as defined herein, is decreased by more than fifty percent (50%) in any twenty-five (25) month period or the number of the Company's directors is increased such that the Outside Directors constitute less than a majority of the Board.

For purposes of this Plan, an "Outside Director" as of a given date shall mean a member of the Company's board of directors who has been a director of the Company throughout the six (6) months prior to such date and who has not been an employee of the Company at any time during such six (6) month period.

(d) Within any twenty-five (25) month period, individuals who were Outside Directors at the beginning of such period, together with any other Outside Directors first elected as directors of the Company pursuant to nominations approved or ratified by at least two-thirds (2/3) of the Outside Directors in office immediately prior to such respective elections, cease to constitute a majority of the board of directors of the Company.

(e) The Company is subject to a change in control which would require reporting in response to Item 1 of Form 8-K under Regulation 13a-11 promulgated under the Securities Exchange Act of 1934, as amended, or any similar successor statute or rule, whether or not the Company is a reporting company under such Act.

(f) The Company's stockholders approve:

(i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company common stock would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Company's common stock immediately prior to the merger or consolidation have substantially the same proportionate ownership and voting control of the surviving corporation immediately after the merger or consolidation; or

(ii) any sale, lease, exchange, liquidation or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

(Page 23)

Notwithstanding subparagraphs (i) and (ii) above, the term "Change in Control Event" shall not include a consolidation, merger, or other reorganization if upon consummation of such transaction all of the outstanding voting stock of the Company is owned, directly or indirectly, by a holding company, and the holders of the Company's common stock immediately prior to the transaction have substantially the same proportionate ownership and voting control of the holding company.

10. Amendment and Termination.

(a) Amendment. The Committee, without further approval of the shareholders of the Company, may amend the Plan from time to time in such respects as the Committee may deem advisable, provided that no amendment shall become effective prior to ratification by the Board and approval by shareholders if such amendment:

(i) increases the maximum aggregate number of shares which may be issued under the Plan or issued pursuant to Incentive Stock Options;

(ii) increases the maximum number of Shares that may be granted to an Employee;

(iii) increases the maximum term for which an Option may be granted;

(iv) reduces the minimum exercise price at which an Option may be granted; or

(v) provides for the grant of an Option to persons who are not employees.

(b) Termination. The Board, without further approval of the shareholders of the Company, may at any time terminate the Plan.

(c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not adversely affect Options already granted without the written consent of the affected individual, and such Options shall remain in full force and effect as if the Plan had not been amended or terminated.

11. Effective Date of Plan. The Plan shall be effective upon its adoption by the Board or its approval by the shareholders of the Company, whichever is later.

12. Term of Plan. No Option shall be granted pursuant to the Plan after ten (10) years from the earlier of the date the Plan is adopted or the date the Plan is approved by shareholders. Options granted prior to the end of such period may extend beyond such period, except as otherwise provided herein or in the Option Agreement.

13. Arbitration. Arbitration as hereinafter provided shall be the exclusive remedy for resolving any claim or dispute arising under the Plan.

(a) Any arbitration under the Plan, and any related judicial proceeding, shall be initiated and shall proceed pursuant to the provisions of the Maine Uniform Arbitration Act (the "Act") and, to the extent

(Page 24)

consistent with the Act, the then prevailing rules of the American Arbitration Association (the "Association") for labor and employment contracts. To initiate arbitration, demand shall be given in writing to the Association and the other party no later than one year after the claim arises. Any claim for which such demand is not made within one year after the claim arises shall be barred and discharged absolutely.

(b) Any arbitration under the Plan shall be before a single arbitrator, and an award in such arbitration may include only damages which the arbitrator determines to be due under express provisions of the Plan and applicable Option Agreement. The arbitrator shall have no authority to award any other damages, including without limitation, consequential and exemplary damages. Any award in arbitration shall be subject to enforcement and appeal pursuant to the Act.

(c) The Company and the Employee shall share equally all costs and fees charged by the Association or the arbitrator.

14. Miscellaneous.

(a) Option Agreement. Upon executing an Option Agreement, an Employee shall be bound by such Agreement and by the applicable provisions of the Plan.

(b) Employment. The granting of an Option to an Employee shall not give the Employee any right to be retained in the employ of the Company or any Parent or Subsidiary, nor shall the existence of the Plan impair the right of the Company or any Parent or Subsidiary to discharge or otherwise deal with an Employee.

(c) Tax Withholding. The Company shall be authorized to withhold from any Option granted, or payment due, under the Plan the amount of any taxes required by law to be withheld because of such Option or payment and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(d) Governing Law. The Plan is established under and shall be construed according to the laws of the State of Maine.

(e) Headings. Paragraph headings are included solely for convenience and shall in no event affect, or be used in connection with, the interpretation of the Plan.

(Page 25)

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(Page 26)

(Back Cover)

Maine Public Service Company

209 State Street

P. O. Box 1209

Presque Isle, Maine 04769-1209

Tel. No. (207) 768-5811 - FAX No. (207) 764-6586

Home Page: http://www.mainepublicservice.com - E-Mail: info@mainepublicservice.com